EXHIBIT 10.5
                                 LEASE AGREEMENT


Kent & Starla Keith, being the majority stockholders and officers of UMDN, Inc. do hereby agree to allow UMDN, Inc., during their Initial growth phase to lease a designated office area in our private home for an undetermined period of time.

The lease is on a month-to-month basis with the monthly rate to be $1,000, inclusive of all utilities, maintenance and services. This rate has been determined in accordance with the value currently established in the marketplace.

Mr. & Mrs. Keith have agreed that the monthly rate will initially not be taken in cash or other form of compensation, but will be as contribution the paid in capital.

Mr. & Mrs. Keith has the sole right to cancel this agreement upon 30 days prior written notice to UMDN, Inc. UMDN, Inc. may cancel this agreement, but not alter the terms without prior consent, at any time.

This agreement becomes effective on September 1 ,2000.

LESSEE: /s/                             LESSOR: /s/
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